[Letterhead]
                                 Law Offices of
                             DECHERT PRICE & RHOADS
                               1775 Eye St., N.W.
                           Washington, DC 20006-2401

                            Telephone: (202)261-3300
                               Fax: (202)261-3333



                                  June 1, 1999


Nottingham Investment Trust II
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365

     Re: Post-Effective Amendment No. 39 to Registration Statement on Form N-1A for Nottingham Investment Trust II ("Trust") on behalf of the Investek Fixed Income Fund ("Fund") (File Nos. 33-37458 and 811-06199)
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Dear Sirs and Madams:

               We hereby consent to the reference to our firm as counsel in the Fund's Statement of Additional Information contained in the Post-Effective Amendment No. 39 to the Trust's Registration Statement.


                                                     Very truly yours,

                                                     /s/ Dechert Price & Rhoads

                                                     Dechert Price & Rhoads